Exhibit 99.1

For Immediate Release

Date:	October 23, 2006
Contact:	Dann H. Bowman
Title:	President and Chief Executive Officer
Phone:	(909) 393-8880
OTCBB Symbol:	CCBC

CHINO COMMERCIAL BANK, N.A. Posts 12% Increase in Net Income.

Chino, California……The Board of Directors of Chino Commercial Bancorp, parent company of Chino Commercial Bank NA announced the results of operations for the Bank and the consolidated holding company for the three and nine months ended September 30, 2006.

For the three months ended September 30, 2006 the Bank reported net income of $275,022  a 12.8% increase over net income of $243,810 for the same quarter last year.  Net income for the nine months ended September 30, 2006 was $817,195 or a 32.5% increase over net income of $616,507 for the nine months ended September 30, 2005.  Dann H. Bowman, President and Chief Executive Officer stated, “We are very pleased with the continued earnings growth of the Bank for the third quarter and year-to-date. By opening the Ontario Branch we are expanding into new markets which are very promising and with the recent formation of the bank holding company we have greater financial flexibility for future growth and development.”

On September 30, 2006, Total Assets were $86.6 million, a 1.8% reduction as compared with $88.2 million at September 30, 2005; and a 5.1% decline as compared with $91.3 million on December 31, 2005.  Total Deposits similarly declined 3.3% to $78.4 million on September 30, 2006 as compared to $81.1 million on September 30, 2005, and a 6.7% reduction from $84.0 million at December 31, 2005.

Total Loans increased 27.8% to $51.5 million at September 30, 2006 as compared to $40.3 million at the same time last year; and increased 21% or $8.9 million over $42.5 million at December 31, 2005.  On September 30, 2006, the Bank had only 2 delinquent loans over 30 days, totaling $545 thousand, and no non-accrual loans or other real estate owned.

Chino Commercial Bancorp is a bank holding company formed for the purpose of owning and operating Chino Commercial Bank NA.  The acquisition of the Bank was completed on July 1, 2006.  The consolidated statements for the three months ending September 30, 2006, includes one-time organizational expenses associated with the formation of the holding company, and represents the first quarter of consolidated operations since inception, and may not provide a meaningful comparison with the same quarter last year.

The consolidated earnings of the Bank and the newly formed bank holding company for the three months ending September 30, 2006 were $212,472 or $0.24 diluted earnings per share, a reduction of $31,338 or 12.8% from the Bank only earnings for the third quarter of 2005 of $243,810 or $0.28 per diluted share, after the payment of one-time organizational expenses of $70,130 associated with the formation of the holding company.  The consolidated net earnings for the nine months ended September 30, 2006 was $745,645 or $0.85 per diluted share, an increase of $129,138  or 20.9% over the Bank only net earnings last year of $616,507 or $0.70 per diluted earnings per share.

Total consolidated assets as of September 30, 2006 were $86.6 million a reduction of 1.8% as compared with $88.2 million for the Bank only as of September 30, 2005, and a 5.1% reduction from $91.3 million for the Bank only on December 31, 2005.

The increased earnings for the nine months ended September 30, 2006 were primarily due to an increase in the net interest margin of $546,022.  The Bank posted net interest income of $3,443,782 for the nine months ended September 30, 2006, an increase of $546,022 or 18.84%, as compared to $2,897,760 for the same period last year.  These increases in income were partially offset by an increase in general and administrative expenses of $291,313 resulting from increased Salary and benefits expense and Other expenses. The Bank posted net interest income of $1,179,899 for the three months ended September 30, 2006, an increase of $161,894 or 15.9%, as compared to $1,018,005 for the same quarter last year. This increase in income was partially offset by an increase in general and administrative expenses of $321,757 resulting from increases in salary and benefits expense, occupancy and data and item processing fees.

Average interest-earning assets were $85.4 million with average interest-bearing liabilities of $24.0 million, yielding a net interest margin of 5.38% for the nine months ended September 30, 2006 as compared to average interest-bearing assets of $76.3 million with average interest-bearing liabilities of $17.1 million, yielding a net interest margin of 5.08% for the nine months ended September 30, 2005.  The increase in net interest margin coincides with the growth in the loan portfolio and the steady rise in yields on short term investments.

Average interest-earning assets were $86.2 million with average interest-bearing liabilities of $24.9 million yielding a net interest margin of 5.47% for the three months ended September 30, 2006 as compared to average interest-bearing assets of $81.4 million with average interest-bearing liabilities of $19.4 million yielding a net interest margin of 5.0% for the three months ended September 30, 2005.

General and administrative expenses were $2,503,521 for the nine months ended September 30, 2006 as compared to $2,212,208 for the nine months ended September 30, 2005.  The largest component of general and administrative expenses was salary and benefits expense of $1,260,480 for the nine months ended September 30, 2006 as compared to $1,065,997 for the nine months ended September 30, 2005. Salary and benefits increased due to higher average full-time equivalent staff, salary increases, retirement accrual and accrued incentive compensation for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005. Also increased were occupancy expenses, which increased $113,336 with the opening of the new Ontario Branch, as well as Item and Data Processing expenses, which increased $20,525 due primarily to an increase in the volume of operational activity.

General and administrative expenses were $856,144 for the three months ended September 30, 2006 as compared to $720,792 for the three months ended September 30, 2005.  The largest component of general and administrative expenses was salary and benefits expense of $418,107 for the third quarter of 2006 as compared to $348,456 for the third quarter of 2005. Salary and benefits increased due to higher average full-time equivalent staff, salary increases, and accrued incentive compensation for the third quarter of 2006 as compared to third quarter of 2005.  Also increased were occupancy, Audit and Professional and other expenses, which increased $65,051.

FORWARD-LOOKING STATEMENTS

The statements contained in this release that are not historical facts are forward-looking statements based upon management’s current expectations and beliefs concerning future developments and their potential effect on Chino Commercial Bancorp.  There can be no assurances that future developments affecting Chino Commercial Bancorp will be the same as those anticipated by management.

Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve risks and uncertainties.  These include, but are not limited to, the following risks; (1) changes in performance of the financial markets; (2) changes in the demand for and market acceptance of Chino Commercial Bank’s products and services; (3) changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive products and pricing; (4) the effect of Chino Commercial Bank’s policies; (5) the continued availability of adequate funding sources.

Contact: Dann H. Bowman, President and CEO or Sandra Pender, Vice President and CFO, Chino Commercial Bancorp. 14345 Pipeline Avenue, Chino, Ca. 91710, (909) 393-8880.

CHINO COMMERCIAL BANCORP

STATEMENTS OF FINANCIAL CONDITION

	Consolidated	Bank	Bank
	Bancorp	Only	Only

	September 30,	September 30,	December 31,
	2006	2006	2005
	(unaudited)	(unaudited)
ASSETS:
Cash and Due from Banks	$4,396,426	$4,396,426	$5,328,842
Federal Funds Sold	4,775,000	4,775,000	11,370,000
Cash and Cash equivalents	9,171,426	9,171,426	16,698,842
Interest-bearing deposits at banks	3,225,000	3,225,000	6,030,000
Investment Securities available for sale	13,243,674	13,243,674	16,311,377
Investment Securities held to maturity (fair value approximates $4,796,375 at June 30, 2006 and $5,764,134 at December 31, 2005)	5,044,865	5,044,865	5,850,687
Federal Reserve Bank stock, at cost	159,600	159,600	159,600
Federal Home Loan Bank stock, at cost	412,200	412,200	362,600
Pacific Coast Bankers’ Bank stock, at cost	50,000	50,000	50,000
Total investments	22,135,339	22,135,339	28,764,264
Loans
Construction	4,175,191	4,175,191	2,790,712
Real estate	35,407,896	35,407,896	30,444,344
Commercial	11,294,078	11,294,078	8,295,573
Farm/Agriculture	0	0	330,920
Installment	574,024	574,024	633,504
Unearned fees and discounts	(137,405)	(137,405)	(144,106)
Allowance for loan losses	(617,144)	(617,144)	(544,140)
Total Loans	50,696,640	50,696,640	41,806,807
Fixed Assets, net	2,266,770	2,266,770	1,936,168
Accrued Interest Receivable	388,877	388,877	311,849
Prepaid & Other Assets	1,963,069	1,919,387	1,811,979
Total Assets	$86,622,121	$86,578,439	$91,329,909

LIABILITIES:
Deposits
Non-interest Bearing	$53,283,798	$53,399,587	$62,610,963
Interest Bearing
Money market	20,110,401	20,110,401	16,793,824
Savings	1,088,536	1,088,536	913,249
Time deposits of $100,000 or greater, due in one year	2,427,596	2,427,596	2,216,104
Time deposits less than $100,000, due in one year	1,529,060	1,529,060	1,487,803
Total Deposits	78,439,391	78,555,180	84,021,943
Accrued Interest Payable	28,259	28,259	28,858
Accrued Expenses & Other Payables	582,671	559,459	588,068
Total Liabilities	79,050,321	79,142,898	84,638,869
STOCKHOLDERS’ EQUITY
Common Stock, authorized 10,000,000 shares with no par value, issued and outstandint 830,453 shares and 818,453 shares at September 30, 2006 and December 31, 2005, respectively.		2,753,205	2,728,230
Additional paid-in capital	5,420,812	2,623,798	2,590,600
Retained earnings	2,252,463	2,160,013	1,497,818
Accumulated other comprehensive loss	(101,475)	(101,475)	(122,608)
Total Equity	7,571,800	7,435,541	6,694,040
Total Liabilities & Equity	$86,622,121	$86,578,439	$91,332,909

CHINO COMMERCIAL BANK, N. A.

STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ending		For the nine months ending
	September 30,		September 30,
	2006	2005	2006	2005
Interest Income
Interest Income - Securities	$274,709	$254,125	$871,987	$708,432
Interest Income - Fed Funds	75,886	128,302	262,462	263,007
Interest and fee income on Loans	954,770	706,492	2,630,983	2,106,311
Total Interest Income	1,305,365	1,088,919	3,765,432	3,077,750
Interest Expense
Interest Expense - Deposits	125,166	70,914	320,750	179,990
Interest Expense - Other Borrowings	300		900
Total Interest Expense	125,466	70,914	321,650	179,990
Net interest income	1,179,899	1,018,005	3,443,782	2,897,760
Provision for loan losses	44,754	41,175	73,004	94,593
Net interest income after provision for loan losses	1,135,145	976,830	3,370,778	2,803,167
Non-interest income
Service Charges on Deposit Accounts	149,386	128,141	413,260	346,676
Other miscellaneous fee income	7,161	2,005	15,082	6,167
Income from Mortgage Banking	(1,740)	0	0	17,697
Income from Bank Owned Life Insurance	15,402	16,514	45,587	47,987
Total Non-interest income	170,209	146,660	473,929	418,527
General & Administrative Expenses
Salaries & Benefits	418,107	348,456	1,260,480	1,065,997
Occupancy & Equipment	105,556	67,061	307,507	194,173
Data & Item Processing	60,536	57,940	183,247	162,722
Advertising & Marketing	30,700	33,991	70,678	93,790
Audit & Professional fees	46,267	37,380	135,630	132,651
Insurance	6,217	6,037	18,557	18,001
Directors’ fees and expenses	20,420	19,255	64,778	57,062
Other expenses	168,341	150,672	462,644	487,812
Total general & administrative expenses	856,144	720,792	2,503,521	2,212,208
Income before income tax expense	449,210	402,698	1,341,186	1,009,486
Income tax expense	174,188	156,888	523,991	392,979
Total income	$275,022	$245,810	$817,195	$616,507

CHINO COMMERCIAL BANCORP

STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ending		For the nine months ending
	September 30,		September 30,
	2006	2005	2006	2005
Interest Income
Interest Income - Securities	$274,709	$254,125	$871,987	$708,432
Interest Income - Fed Funds	75,886	128,302	262,462	263,007
Interest and fee income on Loans	954,770	706,492	2,630,983	2,106,311
Total Interest Income	1,305,365	1,088,919	3,765,432	3,077,750
Interest Expense
Interest Expense - Deposits	125,166	70,914	320,750	179,990
Interest Expense - Other Borrowings	1,060		1,660
Total Interest Expense	126,226	70,914	322,410	179,990
Net interest income	1,179,139	1,018,005	3,443,022	2,897,760
Provision for loan losses	44,754	41,175	73,004	94,593
Net interest income after provision for loan losses	1,134,385	976,830	3,370,018	2,803,167
Non-interest income
Service Charges on Deposit Accounts	149,386	128,141	413,260	346,676
Other miscellaneous fee income	7,161	2,005	15,082	6,167
Income from Mortgage Banking	(1,740)	0	0	17,697
Income from Bank Owned Life Insurance	15,402	16,514	45,587	47,987
Total Non-interest income	170,209	146,660	473,929	418,527
General & Administrative Expenses
Salaries & Benefits	432,901	348,456	1,275,274	1,065,997
Occupancy & Equipment	105,556	67,061	307,509	194,173
Data & Item Processing	60,536	57,940	183,247	162,722
Advertising & Marketing	30,700	33,991	70,678	93,790
Audit & Professional fees	116,397	37,380	205,760	132,651
Insurance	6,217	6,037	18,557	18,001
Directors’ fees and expenses	21,950	19,255	66,306	57,062
Other expenses	187,359	150,672	481,662	487,812
Total general & administrative expenses	961,616	720,792	2,608,993	2,212,208
Income before income tax expense	342,978	402,698	1,234,954	1,009,486
Income tax expense	130,506	156,888	480,309	392,979
Total income	$212,472	$245,810	$754,645	$616,507

Basic Earnings per share	$0.26	$0.30	$0.92	$0.75

Diluted Earnings per share	$0.24	$0.28	$0.85	$0.70